UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

Oracle Corporation

(Exact name of registrant as specified in charter)

Delaware	000-51788	54-2185193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Oracle Parkway, Redwood City, California 94065

(Address of principal executive offices) (Zip Code)

(650) 506-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 2 – Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 29, 2008, pursuant to an Agreement and Plan of Merger dated as of January 16, 2008 (the “Merger Agreement”) by and among Oracle Corporation, a Delaware corporation (“Oracle”), BEA Systems, Inc., a Delaware corporation (“BEA”) and Bronco Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oracle (“Merger Subsidiary”), Merger Subsidiary was merged with and into BEA, with BEA surviving the Merger as a wholly-owned subsidiary of Oracle (the “Merger”). Pursuant to the terms and conditions of the Merger Agreement, each share of BEA common stock (other than shares held in BEA’s treasury or owned directly or indirectly by Parent or Merger Subsidiary) issued and outstanding immediately prior to the effective time of the Merger was cancelled and automatically converted into the right to receive $19.375 in cash, without interest.

Section 8 – Other Events

Item 8.01	Other Events

On April 29, 2008, Oracle issued a press release relating to the completion of the acquisition of BEA. A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d) Exhibits

99.1	Press Release, dated April 29, 2008, of Oracle Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2008

ORACLE CORPORATION

By:	/s/ DORIAN DALEY
Name:	Dorian Daley
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description

99.1	Press Release, dated April 29, 2008, of Oracle Corporation.